The Pittston Company
                                                 1801 Bayberry Court
                                                 P.O. Box 18100
                                                 Richmond, VA 23226-8100 USA
                                                 Tel. 804.289.9600
                                                 Fax 804.289.9760

Contact:                                         IMMEDIATE RELEASE
Investor Relations
804.289.9709





                              THE PITTSTON COMPANY
                          REPORTS FIRST QUARTER RESULTS

                   Company Makes Contribution in April to VEBA

RICHMOND, VA. (APRIL 30, 2003) - The Pittston Company reported a net loss of $1.7 million, or $(0.03) per share for the quarter ended March 31, 2003. For the same period one year ago, net income was $8.1 million, or $0.15 per share.

     Revenue in the first quarter of 2003 increased 5% over last year's first quarter to $941 million. Higher revenue at BAX Global and Brink's Home Security was partially offset by a decline at Brink's, Incorporated.

     Operating profit in the quarter just ended was $3.1 million after deducting $17.3 million of costs associated with the former coal operations. Costs related to the former coal operations were recorded within discontinued operations in 2002 and, accordingly, were not deducted in arriving at operating profit last year. In addition, increased operating profits at Brink's Home Security, and slight improvements in BAX Global and Other Operations, were more than offset by lower operating profit at Brink's. Operating profit was $37.1 million in the first quarter of 2002.

                            CONTRIBUTION MADE TO VEBA

     In April 2003, the Company made a $32 million contribution to its Voluntary Employees' Beneficiary Association (VEBA) bringing its current value to about $50 million. The VEBA is intended to tax efficiently fund certain retiree medical liabilities primarily for retired coal miners and their dependents. The Company expects to make additional contributions to the VEBA using a portion of the proceeds from future asset sales and cash generated from operations.

                     FIRST QUARTER BUSINESS UNIT PERFORMANCE

Brink's, Incorporated ("Brink's")
Worldwide revenue of $391 million declined 4% during the first quarter as compared with the prior year's period. International revenue declined nearly 10% when compared with the prior year's strong first quarter due in large part to the one-time benefit of euro distribution revenue included in the first quarter of 2002. The positive effect on revenue of the weaker U.S. dollar versus European currencies was more than offset by the effect of the continuing decline of currency values in South America. North American revenue increased 4% over the first quarter of 2002.

     Brink's operating profit of $13.1 million in the quarter ended March 31, 2003 declined due to lower international profits when compared to the strong first quarter 2002 results. In 2002, Brink's international performance benefited from the special one-time euro distribution and retired currency return work. In 2003 North American profits essentially matched those of a year earlier. International performance in 2003 was also adversely impacted by the effects of economic and political issues in certain South

American countries as well as the effects of the generally sluggish performance of European economies and severance payments made to lower future operating costs.

Brink's Home Security

Revenue increased 10% to $73.9 million in the first quarter as compared to the same period last year due primarily to growth in the subscriber base. Record operating profits of $16.7 million in the first quarter were 10% higher than those recorded in the prior year's quarter. An increase in operating profit from recurring services resulted primarily from the growth of the subscriber base and a lower disconnect rate. The annualized disconnect rate for the current year's quarter improved to 6.5% compared to 6.7% a year earlier. The Company added over 27,000 new subscribers during the quarter, a 9% increase over the first quarter last year. At March 31, 2003, Brink's Home Security had more than 780,000 subscribers.

BAX Global

Worldwide revenue increased to $463.6 million in the first quarter, 12% higher than the same period last year. Revenue increased 2% in the Americas region on modestly higher volume compared to last year, and international revenue increased 23% primarily reflecting strong Asia Pacific activity. The effect of higher revenue was offset by the impact of higher costs as carriers reduced service, raised rates and increased surcharges. BAX Global reported an operating loss of $5.5 million this quarter compared to an operating loss of $6.7 million in the same period in 2002.

Other Operations

Other Operations, which reflects the Company's interests in natural gas, timber and gold mining operations, reported revenue of $12.4 million in the first quarter as compared to $10.0 million a year ago. The operating profit for the quarter was $3.3 million, up from $2.4 million a year earlier.

Former Coal Operations

The former coal operations recorded $17.3 million (before tax) of net expenses in the quarter ended March 31, 2003, primarily related to retiree benefits of former coal employees. In the first quarter of 2002 charges related to former coal operations of $15 million ($11 million after tax) were classified within discontinued operations and included adjustments to the Company's estimated loss on sale of this business. The Company completed its planned exit from the coal business in the fourth quarter of 2002.

                                     SUMMARY

     Michael T. Dan, Chairman, President and Chief Executive Officer, commented:
"The first quarter results were disappointing as the impact of soft economies around the world overshadowed some of the positive steps we have taken. At Brink's, Incorporated our people are working diligently to minimize the negative effects of challenging economic and political climates in South America and weak economies in Europe. They are actively working to reduce cost structures in line with current and projected market opportunities, while ensuring strong security performance worldwide. Performance in the United States and Asia Pacific was solid once again and, with a second positive quarter, operating performance in Latin America showed signs of having bottomed.

     "Brink's Home Security turned in another record quarter. The 9% year-over-year increase in the rate of new installations and continued improved performance in customer service and retention resulted in good growth in value generation.

     "At BAX Global, soft United States and European economies, and high costs stemming from carrier cutbacks and surcharges, kept us from showing real year-over-year improvement.

     "Looking ahead, we will continue to focus on growing and improving the financial performance of our core businesses, and to search for new ways to improve operating effectiveness. At Brink's, Incorporated we will continue to develop new business opportunities, reduce costs, and effectively manage the risks inherent in the business. Brink's Home Security will continue to increase the cash generating capacity of its business while adhering to its traditional operating, service and value creation standards. We expect both Brink's organizations to continue to position themselves for favorable long-term growth in profitability and cash flow. We expect BAX Global to post solid returns when global economic conditions improve.

     "Subject to the uncertainties clouding the outlook for the world's economies, the impact of sales of non-strategic operations and the effects of any actions we may take to align resources to business needs, we now believe our full-year earnings per share from continuing operations will come in near the low end of the range that we have discussed previously of $1.10 to $1.30.

     "Finally, we were pleased to have taken a significant step towards increasing the funding of the VEBA. This is an important step in expanding the Company's flexibility."

                                    * * * * *
This release contains both historical and forward-looking information. Statements regarding additional contributions to the VEBA, Brink's performance in Latin America, Brink's development of new business opportunities, reduction of costs and management of the risks inherent in its business, potential increases in Brink's Home Security's cash generating capacity based upon its traditional standards, the positioning of Brink's and Brink's Home Security for favorable long-term growth in profitability and cash flow, BAX Global's ability to post solid returns when global economic conditions improve, and earnings expectations, among others, involve forward-looking information which is subject to known and unknown risks, uncertainties and contingencies, which could cause actual results, performance or achievements to differ materially from those that are anticipated. Such risks, uncertainties and contingencies, many of which are beyond the control of The Pittston Company and its subsidiaries, include, but are not limited to, the ability to capitalize on tax efficiencies in funding the VEBA, the availability of cash to fund the VEBA, pension plan contribution obligations, changes in the economic and political condition of countries in Latin America served by Brink's, fluctuations in crime rates, fluctuations in the number of homes being built or purchased, the willingness of law enforcement to respond to calls from alarm monitoring services, the continued outsourcing of services by banking institutions, the increased use of global freight transportation and supply chain management services once global economic conditions improve, BAX Global's ability to pass cost increases on to its customers, BAX Global's opportunities to flex its fleet in response to market changes, global health issues, dispositions of non-strategic operations, labor relations, new government regulations and legislative initiatives, overall domestic and international economic, political, social and business conditions, capital markets performance, increases in insurance costs and limitations on the availability of various types of insurance, the strength of the U.S. dollar relative to foreign currencies, interest rates, inflation, domestic and international demand for services of the subsidiaries of The Pittston Company, pricing and other competitive factors, variations in costs or expenses and performance delays of any public or private sector supplier, service provider or customer. The information included in this release is representative only as of the date of this release, and The Pittston Company undertakes no obligation to update any information contained in this release.

                                   * * * * *

ABOUT THE PITTSTON COMPANY
The Pittston Company (NYSE: PZB) is a business and security services company with interests in security services through Brink's, Incorporated and Brink's Home Security, Inc., global freight transportation and supply chain management services through BAX Global Inc. and mining and minerals exploration through Other Operations. Press releases are available on the World Wide Web at www.pittston.com, or by calling toll free (877) 275-7488.

CONFERENCE CALL
The Company will host a conference call today, April 30, at 11:00 A.M. eastern time to discuss this press release. Interested parties can listen to the conference call by dialing (800) 818-5264 within North America or (913) 981-4910 from outside North America, or via live webcast at www.pittston.com. Please dial-in at least five minutes prior to the start of the call. Dial-in replay will be available through May 9, 2003 by calling (888) 203-1112 within North America or (719) 457-0820 outside North America and entering conference identification number 701334. A webcast replay will be available at www.pittston.com through May 16, 2003.

                      THE PITTSTON COMPANY AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)



                                                                Three Months Ended March 31
                                                                      2003       2002
---------------------------------------------------------------------------------------------
REVENUES                                                          $   941.3     899.5

EXPENSES:
Operating expenses                                                    818.7     759.9
Selling, general and administrative expenses                          124.0     106.4
---------------------------------------------------------------------------------------------
   Total expenses                                                     942.7     866.3

Other operating income, net                                             4.5       3.9
---------------------------------------------------------------------------------------------
   OPERATING PROFIT                                                     3.1      37.1

Interest expense, net                                                  (4.5)     (5.1)
Minority interest                                                      (0.8)     (1.1)
Other income (expense), net                                             0.1      (1.3)
---------------------------------------------------------------------------------------------
   Income (loss) from continuing operations before income taxes        (2.1)     29.6

Provision (benefit) for income taxes                                   (0.8)     10.5
---------------------------------------------------------------------------------------------
   INCOME (LOSS) FROM CONTINUING OPERATIONS                            (1.3)     19.1

Loss from discontinued operations, net of tax                          (0.4)    (11.0)
---------------------------------------------------------------------------------------------
   NET INCOME (LOSS)                                              $    (1.7)      8.1
=============================================================================================


BASIC AND DILUTED NET INCOME (LOSS) PER COMMON SHARE:
   Continuing operations                                          $    (0.02)     0.37
   Discontinued operations                                             (0.01)    (0.22)
---------------------------------------------------------------------------------------------
                                                                  $    (0.03)     0.15
=============================================================================================

See accompanying notes.

                      THE PITTSTON COMPANY AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (IN MILLIONS)


                                                   March 31  December 31
                                                     2003      2002
----------------------------------------------------------------------------
                                                  (Unaudited)
ASSETS
Current assets                                  $    786.1     782.0
Property and equipment, net                          877.3     871.2
Goodwill, net                                        230.3     227.9
Other assets                                         581.0     578.8
----------------------------------------------------------------------------
   Total assets                                 $  2,474.7   2,459.9
============================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities                             $    789.8     793.3
Long-term debt                                       296.6     304.2
Accrued pension costs                                129.1     122.6
Other liabilities                                    869.1     858.6
----------------------------------------------------------------------------
  Total liabilities                                2,084.6   2,078.7
Shareholders' equity                                 390.1     381.2
----------------------------------------------------------------------------
   Total liabilities and shareholders' equity   $  2,474.7   2,459.9
============================================================================

See accompanying notes.

                      THE PITTSTON COMPANY AND SUBSIDIARIES
                               SEGMENT INFORMATION
                                  (IN MILLIONS)
                                   (UNAUDITED)

                                        Three Months Ended March 31
                                            2003          2002
----------------------------------------------------------------------------

REVENUES:
   Brink's                              $  391.4         406.7
   Brink's Home Security                    73.9          67.2
   BAX Global                              463.6         415.6
----------------------------------------------------------------------------
     Business and Security Services        928.9         889.5
   Other Operations                         12.4          10.0
----------------------------------------------------------------------------
     Revenues                           $  941.3         899.5
============================================================================

OPERATING PROFIT (LOSS):
   Brink's                              $   13.1         31.7
   Brink's Home Security                    16.7         15.2
   BAX Global                               (5.5)        (6.7)
----------------------------------------------------------------------------
     Business and Security Services         24.3         40.2
   Other Operations                          3.3          2.4
   Former coal operations                  (17.3)           -
   General corporate expense                (7.2)        (5.5)
----------------------------------------------------------------------------
     Operating profit                   $    3.1         37.1
============================================================================

See accompanying notes.

                      THE PITTSTON COMPANY AND SUBSIDIARIES
                           OTHER FINANCIAL INFORMATION
                    (IN MILLIONS, EXCEPT AS OTHERWISE NOTED)
                                   (UNAUDITED)

                                                                    Three Months Ended March 31
                                                                     2003              2002
--------------------------------------------------------------------------------------------------

BRINK'S:
Revenues:
North America                                                 $      175.8            168.3
International                                                        215.6            238.4
--------------------------------------------------------------------------------------------------
   Revenues                                                   $      391.4            406.7
==================================================================================================
Operating profit:
North America                                                 $       10.8             10.7
International                                                          2.3             21.0
--------------------------------------------------------------------------------------------------
   Segment operating profit                                   $       13.1             31.7
==================================================================================================


BRINK'S HOME SECURITY:
Revenues                                                      $       73.9             67.2
==================================================================================================
Operating profit:
Recurring services                                            $       30.3             26.9
Investment in new subscribers                                        (13.6)           (11.7)
--------------------------------------------------------------------------------------------------
   Segment operating profit                                   $       16.7             15.2
==================================================================================================

Monthly recurring revenues (Note 5)                           $       21.6             19.6
Annualized disconnect rate                                             6.5%             6.7%

Number of subscribers (in thousands):
   Beginning of period                                               766.7            713.5
   Installations                                                      27.4             25.1
   Disconnects                                                       (12.6)           (12.1)
--------------------------------------------------------------------------------------------------
End of period                                                        781.5            726.5
Average number of subscribers                                        774.0            719.6
==================================================================================================


BAX GLOBAL:
Revenues:
Americas                                                      $      236.6            232.0
International                                                        244.3            199.0
Eliminations/other                                                   (17.3)           (15.4)
--------------------------------------------------------------------------------------------------
   Revenues                                                   $      463.6            415.6
==================================================================================================
Operating profit (loss):
Americas                                                      $       (9.7)           (10.5)
International                                                          7.1              6.5
Other                                                                 (2.9)            (2.7)
--------------------------------------------------------------------------------------------------
   Segment operating loss                                     $       (5.5)            (6.7)
==================================================================================================

Intra-U.S. revenue                                            $      110.9            108.7
Worldwide expedited freight services:
   Revenues                                                   $      354.0            320.4
   Weight in pounds                                                  374.4            348.7
==================================================================================================

See accompanying notes.

                      THE PITTSTON COMPANY AND SUBSIDIARIES
                           OTHER FINANCIAL INFORMATION
                                  (IN MILLIONS)
                                   (UNAUDITED)

                                                                                    Three Months Ended March 31
                                                                                       2003              2002
----------------------------------------------------------------------------------------------------------------------

DEPRECIATION AND AMORTIZATION:
   Brink's                                                                  $          15.6              14.4
   Brink's Home Security                                                               11.6              10.2
   BAX Global                                                                          12.2              10.8
----------------------------------------------------------------------------------------------------------------------
     Business and Security Services                                                    39.4              35.4
----------------------------------------------------------------------------------------------------------------------
   Other Operations                                                                     2.0               1.2
   General corporate                                                                    0.1               -
----------------------------------------------------------------------------------------------------------------------
     Depreciation and amortization                                          $          41.5              36.6
======================================================================================================================
OTHER BHS INFORMATION:
   Impairment charges from subscriber disconnects                           $           7.5               7.3
   Amortization of deferred revenue                                                    (5.8)             (5.7)
   Deferred subscriber acquisition costs (current year payments)                       (4.3)             (4.1)
   Deferred revenue from new subscribers (current year receipts)                        6.5               6.7

CAPITAL EXPENDITURES:
   Brink's                                                                  $          16.4              14.8
   Brink's Home Security                                                               23.1              20.1
   BAX Global                                                                           5.8               4.6
----------------------------------------------------------------------------------------------------------------------
     Business and Security Services                                                    45.3              39.5
----------------------------------------------------------------------------------------------------------------------
   Other Operations                                                                     2.0               1.6
   General corporate                                                                    0.1               -
----------------------------------------------------------------------------------------------------------------------
     Capital expenditures                                                   $          47.4              41.1
======================================================================================================================

See accompanying notes.

                      THE PITTSTON COMPANY AND SUBSIDIARIES

                         NOTES TO FINANCIAL INFORMATION
                                   (UNAUDITED)


(1) The Pittston Company (together with its subsidiaries, the "Company") has three operating segments within its "Business and Security Services" businesses: Brink's, Incorporated ("Brink's"), Brink's Home Security, Inc. ("BHS") and BAX Global Inc. ("BAX Global"). The fourth operating segment is Other Operations, which consists of the Company's gold, timber and natural gas operations. The Company also has significant assets and liabilities associated with its former coal operations and expects to have significant ongoing expenses and cash outflows related to former coal operations.


(2) During the fourth quarter of 2002, the Company completed its planned exit of the coal business by selling or shutting down its remaining coal operations. In the first quarter of 2003 the Company began recognizing certain expenses related to its former coal operations as a part of the Company's continuing operations. Prior to 2003, these expenses were classified as part of the Company's loss from discontinued operations.

         Expenses included in continuing operations in the first quarter of 2003 related to the Company's former coal operations were as follows:


                                                               Three Months
                                                               Ended March 31
(In millions)                                                      2003
--------------------------------------------------------------------------------
Former coal operations:
     Company-sponsored postretirement
       benefits other than pensions                           $   12.2
     Black lung                                                    1.5
     Pension                                                       0.1
     Administrative, legal and other expenses, net                 3.5
--------------------------------------------------------------------------------
                                                              $   17.3
--------------------------------------------------------------------------------

         The Company will continue to record adjustments to coal-related contingent liabilities within discontinued operations. In the first quarter of 2003, the Company recorded in discontinued operations a charge reflecting its current estimate of the value of certain contingent liabilities of the former coal operations.


(3) In April 2003, the Company accepted $19.8 million in full settlement of the notes receivable and royalty obligations received as part of the consideration in the sale of its former Virginia coal operations. The Company will recognize a $2.6 million pretax gain on the settlement in the second quarter of 2003.

(4)
                                                Three Months Ended March 31
(In millions)                                        2003           2002
-------------------------------------------------------------------------------

Weighted average common shares outstanding:
     Basic                                          52.6            51.7
     Diluted                                        52.6            52.0
-------------------------------------------------------------------------------


(5) A reconciliation of monthly recurring revenues to reported BHS revenues follows:

                                                  Three Months Ended March 31
(In millions)                                         2003            2002
--------------------------------------------------------------------------------
March:
  Monthly recurring  revenues  ("MRR")          $     21.6            19.6
  Amounts excluded from MRR:
     Amortization of deferred revenue                  2.0             1.9
     Other revenues (a)                                1.3             1.2
--------------------------------------------------------------------------------
  Revenues on a GAAP basis                            24.9            22.7
--------------------------------------------------------------------------------

Revenues (GAAP basis):
  March                                               24.9            22.7
  January - February                                  49.0            44.5
--------------------------------------------------------------------------------
  January - March                                $    73.9            67.2
--------------------------------------------------------------------------------

(a)      Revenues that are not pursuant to monthly contractual billings.

         The Company believes the presentation of MRR is useful to investors because the measure is used to assess the amount of recurring revenues a home security business produces.

(6) Certain prior period amounts have been reclassified to conform to the current period's financial statement presentation.